UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Information Statement
☐	Definitive Information Statement
☐	Definitive Additional Materials
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

METROPOLITAN SERIES FUND, INC.
(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed: March 3, 2009

METROPOLITAN SERIES FUND, INC.

501 BOYLSTON STREET

BOSTON, MASSACHUSETTS 02116

March 13, 2009

Letter from the President

Re: Franklin Templeton Small Cap Growth Portfolio Investment Management Change

In our continuing effort to fulfill your investment objectives, the attached Information Statement details a recent change in the subadviser of the Franklin Templeton Small Cap Growth Portfolio (the “Portfolio”). Effective January 5, 2009, the subadviser of the Portfolio was changed to Loomis, Sayles & Company L.P. (“Loomis Sayles”). In addition, the name of the Portfolio has changed to the Loomis Sayles Small Cap Growth Portfolio.

PLEASE NOTE THAT NO ACTION IS REQUIRED ON YOUR PART.

We appreciate your continued confidence in our investment offerings.

Sincerely,

/s/ Elizabeth M. Forget

Elizabeth M. Forget

President

METROPOLITAN SERIES FUND, INC.

LOOMIS SAYLES SMALL CAP GROWTH PORTFOLIO

501 BOYLSTON STREET

BOSTON, MA 02116

INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Directors (the “Board of Directors” or the “Directors”) of Metropolitan Series Fund, Inc. (the “Fund”) to the shareholders of the Loomis Sayles Small Cap Growth Portfolio (the “Portfolio”), which was formerly known as the Franklin Templeton Small Cap Growth Portfolio. This Information Statement is being mailed beginning on or about March 13, 2009 to the Portfolio’s shareholders (each, a “Shareholder,” and, collectively, the “Shareholders”) of record as of the close of business on February 6, 2009 (the “Record Date”).

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.  INTRODUCTION

The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 38 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC (the “Manager”) acts as investment adviser to the Portfolio. Prior to January 5, 2009, Franklin Advisers, Inc. (“Franklin Advisers”) acted as subadviser to the Portfolio pursuant to a subadvisory agreement dated May 1, 2001, as amended on November 9, 2006, between the Manager and Franklin Advisers (the “Previous Subadvisory Agreement”).

At a meeting of the Board of Directors, the Directors approved a new subadvisory agreement (the “Subadvisory Agreement”) between the Manager and Loomis, Sayles & Company, L.P. (“Loomis Sayles”) with respect to the Portfolio, which took effect as of January 5, 2009. In connection with the appointment of Loomis Sayles under the Subadvisory Agreement, the Directors terminated the Previous Subadvisory Agreement, and as of January 5, 2009, Franklin Advisers no longer served as subadviser to the Portfolio. Effective January 5, 2009, the name of the Portfolio changed from the Franklin Templeton Small Cap Growth Portfolio to the Loomis Sayles Small Cap Growth Portfolio.

The Investment Company Act of 1940, as amended (the “1940 Act”) generally provides that an adviser or subadviser to a mutual fund may act as such only pursuant to a written contract that has been approved by a vote of the fund’s shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Manager, however, has received from the Securities and Exchange Commission (the “SEC”) an exemption from the shareholder approval voting requirement in certain circumstances (the “SEC Exemption”). Subject to certain conditions, the SEC Exemption permits the Manager to enter into subadvisory agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio’s shareholders, including agreements with new subadvisers that are not affiliated persons of the Manager or the Fund. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that the Fund must provide an information statement to the shareholders of the affected portfolio, setting forth substantially the information that a proxy statement would contain for a shareholder meeting on whether to vote to approve the agreement. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the Subadvisory Agreement.

The information set forth in this Information Statement concerning Loomis Sayles and its respective affiliates has been provided to the Fund by Loomis Sayles.

II.  DESCRIPTION OF AGREEMENTS

Management Agreement

The Manager currently serves as investment adviser and provides administrative services to the Portfolio pursuant to an advisory agreement between the Manager and the Fund, dated May 1, 2001 (the “Management Agreement”). The Management Agreement provides that the Manager will furnish to the Portfolio both investment management services and administrative services, though it permits the Manager to delegate its investment management services with respect to the Portfolios to a subadviser. The Directors approved the renewal of the Management Agreement at a meeting held on November 6-7, 2008. The Management Agreement was most recently approved by Shareholders on May 1, 2001, in connection with the launch of the Portfolio.

Under the Management Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.90% of the first $500 million of the Portfolio’s average daily net assets and 0.85% of such assets in excess of $500 million. The aggregate management fee payable by the Portfolio during the fiscal year ended December 31, 2008 was $1,025,579, which was .90% of the Portfolio’s average daily net assets.

The Fund has adopted a distribution plan under Rule 12b-1 of the 1940 Act for the Portfolio’s Class B and Class E shares. For the fiscal year ended December 31, 2008, the Class B shares and Class E shares of the Portfolio paid aggregate fees of $148,967 to affiliates of the Manager pursuant to the distribution plan.

Description of the Previous Subadvisory Agreement

Under the Previous Subadvisory Agreement, the Manager delegated its portfolio management responsibilities for the Portfolio to Franklin Advisers. The Previous Subadvisory Agreement required Franklin Advisers to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Franklin Advisers was authorized to take, on behalf of the Fund, all actions which it deemed necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by Franklin Advisers. In connection with these services, Franklin Advisers was obligated to make periodic reports to the Manager.

Under the Previous Subadvisory Agreement for the Portfolio, the Manager paid a subadvisory fee to Franklin Advisers at the annual rate of 0.60% of the first $200 million of the Portfolio’s average daily net assets, 0.52% of the next $300 million of such assets and 0.50% of the amount of such assets in excess of $500 million. Under the Previous Subadvisory Agreement for the Portfolio, for the fiscal year ended December 31, 2008, the Manager paid an aggregate subadvisory fee with respect to the Portfolio of $683,719 to Franklin Advisers, which was 0.60% of the Portfolio’s average daily net assets.

The Directors approved the renewal of the Previous Subadvisory Agreement to January 5, 2009 at a meeting held on November 6-7, 2008. The Previous Subadvisory Agreement was most recently approved by Shareholders on May 1, 2001, in connection with the launch of the Portfolio. The Shareholders generally authorized the Manager to enter into subadvisory agreements pursuant to the SEC Exemption, as described above, on May 1, 2001.

Description of Subadvisory Agreement

The Subadvisory Agreement for the Portfolio appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the Subadvisory Agreement, but for a complete understanding of the Subadvisory Agreement you should read Appendix A.

The Subadvisory Agreement requires Loomis Sayles to manage the investment and reinvestment of the Portfolio’s assets, subject to the supervision of the Directors and Manager. The Subadvisory Agreement requires that Loomis Sayles do so in conformity with (i) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information relating to the Portfolio, (ii) any additional policies or guidelines established by the Manager or by the Directors and (iii) other applicable laws and regulations. Subject to the foregoing, the Subadvisory Agreement generally authorizes Loomis Sayles to effect portfolio transactions in its discretion and without prior consultation with the Manager. The Subadvisory Agreement also requires Loomis Sayles to make periodic reports to the Manager.

Under the Subadvisory Agreement for the Portfolio, Loomis Sayles is compensated at the annual rate of 0.55% of the first $100 million of the Portfolio’s average daily net assets, 0.50% of the next $100 million of such assets, 0.40% of the next $300 million of such assets and 0.45% of the amount of such assets in excess of $500 million. The Portfolio pays no fee to Loomis Sayles under the Subadvisory Agreement; fees to Loomis Sayles are payable solely by the Manager.

The Subadvisory Agreement provides that it shall continue in effect for two years from the date of execution, and from year to year thereafter, so long as such continuance is specifically approved at least annually (i) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or Loomis Sayles (the “Independent Directors”), cast in person at a meeting called for the purpose of voting on such approval.

The Subadvisory Agreement may be amended at any time by mutual consent of the Manager and Loomis Sayles, provided that, if required by law (as may be modified by any exemptions received by the Manager from the SEC, or any rules or regulations adopted by, or interpretative guidance from, the SEC), such amendment shall also be approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

The Subadvisory Agreement provides that, except as may otherwise be provided by applicable law, Loomis Sayles and its officers, partners, directors, employees, affiliates and agents shall not be subject to any liability to the Manager, the Fund, the Portfolio or the Shareholders arising out of any service rendered under the Subadvisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of any duties or by reason of reckless disregard of their obligations and duties.

The Subadvisory Agreement may be terminated at any time on sixty days’ written notice to Loomis Sayles, either by vote of the Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio. Each Subadvisory Agreement provides that it will automatically terminate in the event of its assignment or upon the termination of the Management Agreement. The Subadvisory Agreement may also be terminated by Loomis Sayles on sixty days’ written notice to the Manager and the Fund, or by the Manager, if approved by the Board of Directors, on sixty days’ written notice to Loomis Sayles.

Comparison of the Previous Subadvisory Agreement and the Subadvisory Agreement

The principal terms of the Subadvisory Agreement are substantially similar to the terms of the Previous Subadvisory Agreement. Some important differences include the following:

•	references to Franklin Advisers have been changed to references to Loomis Sayles;

•	the subadvisory fee schedule for the Subadvisory Agreement is less than for the Previous Subadvisory Agreement; and

•	the information is organized differently.

Under the Previous Subadvisory Agreement, the Manager paid an aggregate subadvisory fee to Franklin Advisers with respect to the Portfolio of $683,719 for the fiscal year ended December 31, 2008. If the Subadvisory Agreement had been in effect during such fiscal year, the subadvisory fee payable by the Manager to Loomis Sayles would have been $614,698. The difference between such amounts is $69,021, which represents a 10.09% decrease.

In order that the Portfolio realize the benefit of the lower subadvisory fee, the Manager has voluntarily agreed, for the period January 5, 2009 through April 30, 2009, to reduce its advisory fee for each class of the Portfolio to the annual rate of 0.85% for the first $100 million of the Portfolio’s average daily net assets and 0.80% for amounts over $100 million. This voluntary waiver may be terminated by the Manager at any time.

III.  INFORMATION ABOUT LOOMIS SAYLES

Director Review of the Subadvisory Agreement with Loomis Sayles

In determining to approve the Subadvisory Agreement for the Portfolio, the Board of Directors, including the Independent Directors, did not identify any single factor as determinative but took into account a number of factors.

The Directors considered the nature, extent, and quality of the services to be provided to the Portfolio by Loomis Sayles. In this regard, the Directors considered presentations by Fund officers and representatives of the Manager and Loomis Sayles. The Directors also reviewed materials provided by the Manager and Loomis Sayles (the “Director Materials”). These presentations and the Director Materials contained information that assisted the Directors in assessing Loomis Sayles’s organizational structure, personnel, investment capacity, investment process and regulatory/compliance capabilities and record, as well as Loomis Sayles’s investment philosophy, performance record and trade execution capabilities. It was noted that Loomis Sayles has substantial experience in managing small cap growth investments similar to those in which the Portfolio invests. In this regard, the Directors considered comparisons of the performance of a mutual fund managed by Loomis Sayles that invests in small cap growth investments similar to those in which the Portfolio invests, including information prepared by Morningstar ranking its performance against a peer group of funds. The Directors concluded that they were satisfied with the nature, extent and quality of the services to be provided to the Portfolio by Loomis Sayles.

The Directors considered the subadvisory fee to be paid by the Manager to Loomis Sayles and the total expenses of the Portfolio. The Directors reviewed presentations by Fund officers and comparative information on fees paid and expenses incurred by similar funds in a report prepared by Lipper Inc. In particular, the Directors considered the fact that the subadvisory fee schedule for Loomis Sayles set forth in the Subadvisory Agreement is lower than the fee schedule in the Previous Subadvisory Agreement and that the Manager had agreed to reduce its advisory fee through a fee waiver. The Directors concluded that the subadvisory fees to be paid to Loomis Sayles were reasonable and the result of arm’s-length negotiations. Because it was not possible to determine the profitability that Loomis Sayles might achieve with respect to the Portfolio, the Directors did not make any conclusions regarding Loomis Sayles’s profitability. The Board also considered the expected transition costs to the Portfolio of the change of subadviser.

The Directors considered the extent to which economies of scale may be realized if the Portfolio grew and whether fee levels reflect these possible economies of scale for the benefit of shareholders in the Portfolio. In this regard, the Directors primarily considered the breakpoints in the Portfolio’s advisory and subadvisory fee schedules and how possible benefits from economies of scale may be realized by the various parties. The Directors also reviewed comparative breakpoint information of similar funds in a report prepared by Lipper Inc. The Directors concluded that they were satisfied with the extent to which possible economies of scale may be shared for the benefit of shareholders in the Portfolio. The Directors also took into account Loomis Sayles’s substantial experience and reputation as a manager of small cap investments, including as a subadviser to the Loomis Sayles Small Cap Core Portfolio of the Fund, along with the prominence of the Loomis Sayles name in the marketplace for investment advice, and concluded that this might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio, although such growth cannot be assured.

The Directors also considered comparisons of the services to be rendered and, as noted above, the amount to be paid, under the Subadvisory Agreement with that under the Previous Subadvisory Agreement. In this regard, the Directors in particular noted that, other than certain differences, as described above under “Comparison of the Previous Subadvisory Agreement and the Subadvisory Agreement,” the principal terms of the Subadvisory Agreement are substantially similar to the Previous Subadvisory Agreement, and the Subadvisory Agreement contains a lower subadvisory fee schedule.

In addition, the Directors considered Loomis Sayles’s policies with respect to obtaining benefits from their use of the Portfolio’s brokerage commissions to obtain research that could be used for Loomis Sayles’s other clients (as described below under “Portfolio Transactions and Brokerage”), and the Directors concluded that Loomis Sayles’s policies were reasonable.

Based on their evaluation of these factors described above, and assisted by independent counsel, the Directors, including the Independent Directors, concluded it was appropriate and desirable for Loomis Sayles to assume subadvisory responsibilities for the Portfolio and thus approved the Subadvisory Agreement.

Investment Style

Loomis Sayles normally invests at least 80% of the Portfolio’s net assets in equity securities of companies with market capitalizations that fall within the capitalization range of the Russell 2000 Index, an index that tracks stocks of 2,000 of the smallest U.S. companies. You will receive 60 days’ prior notice if this 80% minimum is going to change. The Portfolio may invest the rest of its assets in companies of any size, including large capitalization companies. The Portfolio may invest any portion of its assets in securities of U.S. and Canadian issuers and up to 20% of its assets in other foreign securities, including emerging markets securities. The Portfolio may engage in foreign currency transactions, options and futures transactions and other derivative transactions. Loomis Sayles may elect not to hedge currency risk, which may cause the Fund to incur losses that would not have been incurred had the risk been hedged. The Portfolio also may invest in Rule 144A securities.

In deciding which securities to buy and sell, Loomis Sayles seeks to identify companies that it believes have distinctive products, technologies, or services; dynamic earnings growth; prospects for high levels of profitability; and solid management. Loomis Sayles typically does not consider current income when making buy/sell decisions.

Portfolio Transaction and Brokerage

Under the Subadvisory Agreement, Loomis Sayles is responsible for the execution of the Portfolio’s transactions. Loomis Sayles places all orders for the purchase and the sale of Portfolio investments with brokers or dealers selected by it in its discretion. Transactions on stock exchanges and other agency transactions involve the payment by the Portfolio of brokerage commissions. There is generally no stated commission in the case of securities, such as U.S. Government securities, traded in the over-the-counter markets, but the price paid by the Portfolio usually includes an implicit dealer commission or markup. In selecting brokers or dealers, Loomis Sayles must seek the most favorable price (including the applicable dealer spread) and execution for such transactions. The Portfolio may not always pay the lowest commission or spread available. Rather, in placing orders on behalf of the Portfolio, Loomis Sayles will also take into account such factors as size of the order, difficulty of execution, efficiency of the executing broker’s or dealer’s facilities and any risk assumed by the executing broker or dealer. In the over-the-counter market, Loomis Sayles generally will deal with responsible primary market makers unless a more favorable execution can otherwise be obtained.

It is the current policy of Loomis Sayles that it may give consideration to brokerage and research products or services (except as described below) furnished by brokers or dealers to Loomis Sayles in selecting broker dealers to execute Portfolio transactions where Loomis Sayles believes that the broker dealer will provide quality execution of the transactions. Such brokerage and research products or services may be paid for with Loomis Sayles’ own assets or may, in connection with transactions in equity securities effected for client accounts for which Loomis Sayles exercises investment discretion, be paid for with client commissions (commonly known as “soft dollar” commission arrangements).

For purposes of this soft dollar discussion, the term “commission” may include (to the extent applicable) both commissions paid to brokers in connection with transaction effected on an agency basis and markups, markdowns, commission equivalents or other fees paid to dealers in connection with certain transactions as encompassed by relevant SEC interpretation. Loomis Sayles does not generate soft dollars on fixed income transactions. Loomis Sayles will only acquire research and brokerage products and services with soft dollars if they qualify as eligible products and services under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Loomis Sayles generally has the authority to select “affiliated” brokers, as that term is defined in the 1940 Act, as broker for agency transactions in listed and over-the-counter securities at commission rates and under circumstances consistent with the policy of best execution. Loomis Sayles has implemented brokerage allocation policies and procedures pursuant to which transactions with affiliates of Loomis Sayles are currently prohibited for all client accounts. Certain of Loomis Sayles’ affiliates provide limited investment banking activities, and Loomis Sayles has policies and procedures in place to reasonably ensure compliance with the regulatory requirements relating to participating in affiliated underwritings.

In general, Loomis Sayles does not knowingly or intentionally effect transactions between client accounts and the Legal and Compliance Department of Loomis Sayles has implemented various automated reports to prevent or detect the crossing of securities among client accounts. If a portfolio manager wishes to sell (or buy) securities or other investments from one account that another client account advised or subadvised by Loomis Sayles wishes to buy (or sell), such securities or other investments may be purchased or sold directly from one client account to another consistent with applicable laws and consistent with the cross trading policies and procedures implemented by Loomis Sayles. Among other things, Loomis Sayles’ policy provides that such transactions will be effected only with the prior approval of the Legal and Compliance Department of Loomis Sayles and only where Loomis Sayles has determined that the transaction is in the best interests of each client account involved in the transaction. It is Loomis Sayles’ practice, in conjunction with such transactions, to make any disclosures and seek any consent required by applicable law or regulation.

Loomis Sayles has implemented trade aggregation and allocation policies and procedures, pursuant to which, Loomis Sayles’ policy is to allocate purchase opportunities, including securities being offered in private placements or in initial public offerings and other investment opportunities that may have limited availability, and sales opportunities it indentifies as being appropriate for particular client accounts, among its clients’ accounts, on a fair and equitable basis over time. Because it is not possible to allocate every purchase or sale opportunity to every client for which the opportunity would be appropriate and desirable, particular clients may not participate in transactions that would be appropriate and desirable for these clients.

Loomis Sayles makes investment decisions for all of its client accounts based on the specific investment objectives, guidelines, restrictions and circumstances of each account (including, but not limited to, such factors as an account’s existing holdings of the same or similar issuers or sectors, cash position and account size and, in some instances, certain relevant tax considerations) and other relevant factors, such as the size of an available purchase or sale opportunity, the availability of other comparable accounts and Loomis Sayles’ desire to treat its clients’ accounts fairly and equitably over time. Loomis Sayles’ portfolio managers may make recommendations and take action with respect to a particular client’s account, which may be the same as or may differ from the recommendations made or the timing or nature of the action taken with respect to other client accounts.

Notwithstanding the fact that certain client accounts may have the same portfolio manager and similar investment objectives, investment guidelines, risk tolerances and asset size, there may often be a difference in portfolio security composition among such clients’ accounts, due in part to the timing of the accounts’ entering the market and the liquidity, pricing and credit opinion (as applicable) of the available securities at such times, and in some cases, the tax sensitivities of the clients. However, portfolio managers of such client accounts will seek to manage such accounts in a way that they will generally have similar portfolio characteristics (such as industry and sector weightings, average credit quality and duration, as applicable) where appropriate and feasible.

When Loomis Sayles believes it is desirable and appropriate to purchase or sell the same security for a number of client accounts at the same time, Loomis Sayles may aggregate its clients’ order. When two or more accounts simultaneously engage in the purchase or sale of the same security, the prices and cost of execution will generally be allocated to each account on a pro rata basis. When an aggregated order cannot be completely filled on the day it is placed in the market for execution, the portion of the aggregated order that is filled on any particular day will generally be allocated to each account participating in the aggregated order on a pro rata basis relative to the number of securities that were intended to be traded for each account participating in that aggregated order, and such accounts will participate at the average price at which such partially-filled aggregated order was executed and will bear a pro rata portion of the execution cost of the partially-filled aggregated order for such day. However, Loomis Sayles may allocate securities purchased or sold in a manner that is other than pro rata, when a pro rata allocation would be impractical or would lead to an inefficient or undesirable result.

Loomis Sayles Operations

Loomis Sayles is a limited partnership managed by its general partner, Loomis, Sayles & Company, Incorporated. Loomis Sayles is a wholly owned subsidiary of Natixis Global Asset Management (formerly known as IXIS Asset Management) which owns, in addition to Loomis Sayles, a number of other asset management and distribution and service entities. Natixis Global Asset Management is ultimately owned principally, directly or indirectly, by three large French financial services entities: Natixis, an investment banking and financial services firm; the Caisse Nationale des Caisses d’Epargne, a financial institution owned by French regional savings banks known as the Caisses d’Epargne; and Banque Fédérale des Banques Populaires, a financial institution owned by regional cooperative banks known as the Banques Populaires.

As of December 31, 2008, Loomis Sayles had assets under management of approximately $106 billion.

Loomis Sayles acts as investment adviser to the Loomis Sayles Small Cap Core Portfolio, a series of the Fund. In connection with this relationship, the Manager paid Loomis Sayles $1,820,707 during the year ended December 31, 2008. Loomis Sayles also acts as investment adviser or subadviser to the fund listed in the table below, which has a similar investment objective to that of the Portfolio.

Fund	Net Assets	Annual Fee Rate as a Percentage of Average Annual Assets	Relationship (Adviser or Subadviser)
Loomis Sayles Small Cap Growth Fund	$86.7 million (as of January 31, 2009)	0.75%	Adviser

Loomis Sayles Small Cap Core Portfolio (formerly Loomis Sayles Small Cap Portfolio)	$302.1 million (as of December 31, 2008)	0.55% of the first $25 million average net assets, 0.50% of the next $75 million in average net assets, 0.45% of the next $100 million in average net assets and 0.40% of the excess over $200 million in average net assets.	Subadviser

Loomis Sayles has given a binding contractual undertaking (for each class of the Loomis Sayles Small Cap Growth Fund as noted below) to reduce the advisory fees and, if necessary, to bear certain expenses related to operating the Loomis Sayles Small Cap Growth Fund in order to limit that fund’s expenses, exclusive of acquired fund fees and expenses, brokerage expenses, interest expense, taxes and organizational and extraordinary expenses, such as litigation and indemnification expenses, to the annual rates indicated below. The undertaking is in effect from February 1, 2009 through January 31, 2010, and will be reevaluated on an annual basis. Loomis Sayles will not be entitled to recover any such reduced fees more than one year after the end of the fiscal year in which the fee/expense was incurred.

Loomis Sayles Small Cap Growth Fund

Institutional Class 1.00%

Retail Class 1.25%

The principal executive officers of Loomis Sayles and their principal occupations, as well as the directors of Loomis Sayles’ general partner (the “GP”) are set forth below. The address of each such person is Loomis, Sayles & Company, L.P., One Financial Center, Boston, Massachusetts 02111, with the exception of Messrs. Servant and Hailer, whose address is 399 Boylston Street, Boston, MA 02116.

Name	Position
Robert J. Blanding	President and Chief Executive Officer and Chairman of the GP
Kevin Charleston	Chief Financial Officer, Executive Vice President and Director of the GP
Jean S. Loewenberg	General Counsel, Executive Vice President and Director of the GP
Lauriann C. Kloppenburg	Chief Investment Officer-Equity, Executive Vice President and Director of the GP
Jaehoon Park	Chief Investment Officer-Fixed Income, Executive Vice President and Director of the GP
Mark E. Smith	Managing Director of Fixed Income, Executive Vice President and Director of the GP
John R. Gidman	Chief Information Officer, Executive Vice President and Director of the GP
Daniel J. Fuss	Executive Vice President and Vice Chairman of the GP
John F. Gallagher, III	Director of Institutional Services, Executive Vice President and Director of the GP
John T. Hailer	Director of the GP
Pierre P. Servant	Director of the GP

John J. Slavik and Mark F. Burns are the day-to-day portfolio managers of the Portfolio and have been co-managing the Portfolio since January 2009. Mr. Slavik, a Vice President of Loomis Sayles, joined Loomis Sayles in 2005. From 2000 until he joined Loomis Sayles, Mr. Slavik was a Vice President and portfolio manager at Westfield Capital Management, LLC. Mr. Burns, a Vice President of Loomis Sayles, joined Loomis Sayles in 1999 as an investment analyst.

IV.  OTHER INFORMATION

Information about the Manager

The Manager is a Delaware limited liability company. New England Life Insurance Company (“New England”) owns all of the voting interest in the Manager. New England is a wholly owned subsidiary of Metropolitan Life Insurance Company (“MetLife”), which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board and President of the Manager is

Elizabeth M. Forget. Ms. Forget, Paul G. Cellupica and Alan C. Leland, Jr. are the Manager’s directors. Ms. Forget is the President and Chief Executive Officer of the Fund, and her principal occupation is Senior Vice President of MetLife. Mr. Leland is a Senior Vice President of the Fund and of New England, and his principal occupation is Treasurer and Chief Financial Officer of the Manager. The address of Ms. Forget and Mr. Cellupica is 1095 Avenue of the Americas, 40th Floor, New York, New York 10036. The address of the Manager, New England, and Mr. Leland is 501 Boylston Street, Boston, Massachusetts 02116.

Information About the Fund

Copies of the most recent annual or semiannual report of the Fund may be obtained without charge by calling (800) 638-7732 or by writing to Michael P. Lawlor, Metropolitan Series Fund, Inc., c/o MetLife Advisers, LLC at 501 Boylston Street, Boston, Massachusetts 02116.

Ownership of Shares

Shares of the Portfolio are available for purchase only by separate accounts established by MetLife and its insurance company affiliates (collectively, the “Insurance Companies”), and certain eligible qualified retirement plans (“Qualified Plans”). The Fund serves as the investment vehicle for (1) variable insurance, variable annuity and group annuity products of the Insurance Companies and (2) Qualified Plans. Shares of the Portfolio are not offered for direct purchase by the investing public. Each Class A, Class B and Class E Share of the Portfolio is entitled to one vote. The number of shares of beneficial interest of the Portfolio issued and outstanding as of the Record Date was as follows:

Class A	3,068,647
Class B	7,494,597
Class E	1,040,862

Beneficial Ownership

To the extent known by the Fund, there are no persons owning contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of any class of the voting securities of the Portfolio.

The officers and Directors of the Fund owned less than 1% of the outstanding shares of any class of the Portfolio on the Record Date.

Because the Insurance Companies own 100% of the Shares of the Fund, they may be deemed to be in control (as that term is defined in the 1940 Act) of the Fund.

Principal Underwriter

MetLife Investors Distribution Company, Inc., located at 5 Park Plaza, Irvine, CA 92614, is the Fund’s principal underwriter.

APPENDIX A

METROPOLITAN SERIES FUND, INC.

SUB-ADVISORY AGREEMENT

(Loomis Sayles Small Cap Growth Portfolio)

This Sub-Advisory Agreement (this “Agreement”) is entered into as of January 5, 2009 by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Manager”) and Loomis, Sayles & Company, L.P. a Delaware Limited partnership (the “Subadviser”).

WHEREAS, the Manager has entered into an Advisory Agreement dated January 5, 2009, (the “Advisory Agreement”) with METROPOLITAN SERIES FUND, INC. (the “Fund”), pursuant to which the Manager provides portfolio management and administrative services to the Loomis Sayles Small Cap Growth Portfolio of the Fund (the “Portfolio”);

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers;

WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

1. Sub-Advisory Services.

a. The Subadviser shall, subject to the supervision of the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager (the “Administrator”), manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall invest and reinvest the assets of the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional information, as revised or supplemented from time to time, relating to the Portfolio (the “Prospectus”), (2) any additional policies or guidelines established by the Manager or by the Fund’s Directors that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) and “segregated asset accounts” (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the “Policies”), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the “1940 Act”) the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make (“Insurance Restrictions”), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

b. The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program, perform quarterly diversification testing under Section 817 (h) of the Code. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to Section 15(c) of the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Fund’s Board of Directors) with copies of all material comments that are directly related to the Portfolio and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

c. The Subadviser shall provide to the Manager a copy of the Subadviser’s Form ADV as filed with the SEC and as amended from time to time and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio;

d. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

e. Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

f. As the delegate of the Directors of the Fund, the Subadviser shall be responsible for providing reasonable and good faith fair valuations for any securities in the Portfolio for which current market quotations are not readily available or reliable.

g. The Subadviser shall be responsible for expenses relating to the printing and mailing of any prospectus supplement, exclusive of annual updates, required solely as a result of actions taken by the Subadviser, including but not limited to, portfolio manager changes or disclosure changes requested by the Subadviser that affect the investment objective, principal investment strategies, principal investment risks and portfolio management sections of the prospectus. Application of this provision will not apply where the above-described changes can be implemented through annual updates or revisions otherwise required of the Manager but not prompted solely as a result of actions taken by the Subadviser.

2. Obligations of the Manager.

a. The Manager shall provide (or cause the Fund’s custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder.

b. The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions.

c. The Subadviser agrees that all books and records which it maintains for the Fund are the Fund’s property. The Subadviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Fund’s books and records in accordance with the Investment Company Act and rules thereunder.

3. Custodian. The assets of the Portfolio shall be maintained in the custody of an eligible custodian (the “Custodian”) identified in, and in accordance with the terms and conditions of, a custody agreement (the “Custody Agreement”) (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Custodian, in the manner and form as required by the Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the Custodian.

4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the 1940 Act in all respects. To the extent consistent with applicable law and then current SEC positions, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received. However, the Subadviser may, in accordance with applicable law and the current SEC positions, select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Portfolio and/or other accounts serviced by the Subadviser. Not all such services or products need to be used by the Subadviser in managing the Portfolio.

6. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.55% of the first $100 million of the Portfolio’s average net assets 0.50% of the next $100 million of the Portfolio’s average net asset and 0.40% of the next $300 million of the Portfolio’s average net assets and 0.45% on assets over $500 million. Average daily net assets will include cash and all payables and receivables including accrued income and accrued expenses.

Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed upon interval, the forgoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager’s obligation to pay the Subadviser the compensation provided for herein.

7. Non-Exclusivity. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Subadviser of its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. Notwithstanding the forgoing, the Subadviser may execute account documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives the express agreement and consent of the Manager and/or the Fund’s Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Subadviser shall act as the Manager’s and the Fund’s agent and attorney-in-fact.

8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, directors, employees or agents shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any loss arising from any claim or demand based upon any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser’s duties or by reason of reckless disregard by the Subadviser of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

9. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

b. this Agreement may at any time be terminated on sixty days’ written notice to the Subadviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

d. this Agreement may be terminated by the Subadviser on sixty days’ written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days’ written notice to the Subadviser; and

Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law ( as may be modified by any exemptions received of the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

11. Certain Definitions. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

12. General.

a. The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date.

b. If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this

Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

13. Use of Name.

It is understood that the phrase “Loomis Sayles” and any logos associated with that name are the valuable property of the Subadviser, and that the Fund has the right to include such phrases as a part of the names of its series or for any other purpose only so long as this Agreement shall continue. Upon termination of this Agreement the Fund shall forthwith cease to use such phrases and logos.

METLIFE ADVISERS, LLC

By:	/s/ Jeffrey L. Bernier
Jeffrey L. Bernier
Senior Vice President

LOOMIS, SAYLES & COMPANY, L.P. By its General Partner, Loomis, Sayles & Company, Incorporated.

By:	/s/ Jean S. Lowenberg
Jean S. Lowenberg
Executive Vice President, General Counsel